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                                                                     Exhibit 4.3
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                                 PHAMIS, INC.
                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


     SECTION 1.  Purpose.  The purpose of this Nonemployee Director Stock Option
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Plan (the "Plan") is to enable Phamis, Inc., a Washington corporation (the
"Company"), to attract and retain as nonemployee directors individuals with superior training, experience and ability and to provide additional incentive to such nonemployee directors by giving them an opportunity to participate in the ownership of the Company.

     SECTION 2.  Shares Subject to the Plan.  Except as provided in Section 10,
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the maximum number of shares covered by options granted under the Plan shall not exceed 25,000 shares of the Company's common stock, par value $0.0025 per share ("Common Stock"). In the event any option under the Plan expires or is cancelled or is terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion may again be subject to an option under the Plan.

     SECTION 3.  Administration.  Subject to the express provisions of the Plan,
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the Plan shall be administered by the Board of Directors of the Company.  The
Board of Directors shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, to adopt rules and regulations for the administration of the Plan, and to otherwise carry out the terms of the Plan. The interpretation of any provisions of the Plan by the Board of Directors shall be final. All options granted under the Plan shall be nonstatutory options not intended to qualify with Section 422 of the Internal Revenue Code of 1986, as amended.

     The Board of Directors shall have no authority or discretion as to (i) the eligibility of persons who are to receive options under the Plan, (ii) the price or amount of shares covered by options granted under the Plan, or (iii) the timing of grants of options under the Plan. All of these matters are specifically governed by the provisions of the Plan.

     The Board of Directors may delegate to a committee of the Board of Directors any or all of its authority for administration of the Plan and, if such delegation occurs, all references to the Board of Directors in this Plan shall be deemed references to the committee to the extent provided in the resolution establishing the committee.

     SECTION 4.  Duration of the Plan.  The Plan shall be effective as of the
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date the Plan is approved by the Company's Board of Directors ("Board"), provided that the Plan is approved by the shareholders of the Company. Options granted under the Plan

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prior to such shareholder approval shall be and are made subject to defeasance by the failure of the shareholders to approve the Plan. The Plan shall continue in effect until the earlier of (a) ten years from the date of the first grant of options hereunder or (b) the termination of the Plan by action of the Board.
The Board shall have the right to suspend or terminate the Plan at any time except with respect to any options then outstanding under the Plan.

     SECTION 5.  Initial Grant of Options.  Each individual who is a nonemployee
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director of the Company on the closing date of the Company's initial public offering of Common Stock and who has not been an employee of the Company or any of its subsidiaries during the 12 months preceding such date shall be granted upon execution of the underwriting agreement an option to acquire 1,000 shares of Common Stock. The exercise price of such options shall be equal to the initial public offering price ("Initial Public Offering Price") as set forth on the cover page of the final prospectus for the Company's initial public offering. Subject to Section 10(b), each option granted pursuant to this
Section 5 shall become fully exercisable one year after the date the option is granted if the director (optionee) attends at least 75% of the aggregate of (a) the total number of the meetings of the Company's Board of Directors occurring between the date of such director's election in 1994 ("Election Date") and one year after the Election Date and (b) the total number of meetings held by all committees of the Board of Directors on which the director served occurring between the Election Date and one year after the Election Date. If the director (optionee) does not attend at least 75% of such meetings, such options shall not be exercisable.

     SECTION 6.  Annual Grants of Options.
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          (a) Eligibility.  Notwithstanding and in addition to Section 5 above,
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options shall be granted automatically each year under the Plan to each individual who is a nonemployee director of the Company the day following the annual meeting of the shareholders, commencing with the 1995 annual meeting ("Eligibility Date"), while this Plan is in effect and who has not been an employee of the Company or any of its subsidiaries at any time during the 12 months immediately preceding the Eligibility Date.

          (b) Number of Shares: Exercise Price.  On the Eligibility Date, each
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eligible director shall be granted an option to acquire 1,000 shares of Common
Stock. The exercise price for options granted pursuant to this Section 6 shall be the fair market value of the Common Stock. For the purposes of this Plan, fair market value shall mean, on any given date, the applicable description below unless the Committee otherwise determines in good faith the fair market value of the Stock:

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               i.   If the Common Stock is traded on the New York Stock Exchange or the American Stock Exchange, the average of the closing prices of the Common Stock on such exchange on which such Common Stock is traded for the ten trading day period immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding ten trading day period on which such Common Stock is traded if no Common Stock was traded during such immediately preceding period; or

               ii. If the Common Stock is not traded on the New York Stock Exchange or the American Stock Exchange, but is reported on the NASDAQ National Market System or another NASDAQ Automated Quotation System, and market information is published on a regular basis, then Fair Market Value shall be the average of the closing prices of the Common Stock, as so published, over the ten trading day period immediately preceding the date as of which Fair Market Value is being determined, or the average over the next preceding ten trading day period on which such prices were published if no Common Stock was traded during such immediately preceding period; or

               iii. If market information is not so published on a regular basis, then Fair Market Value shall be the average of the high bid and low asked prices of the Common Stock in the over-the-counter market over the ten trading day period immediately preceding the date as of which Fair Market Value is being determined or over the next preceding ten trading day period on which such high bid and low asked prices were recorded, as reported by a generally accepted reporting service; or

               iv. If the Common Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Board of Directors.

          (c) Exercisability.   Subject to Section 10(b), each option shall be
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fully exercisable one year after the date the option is granted if the director
(optionee) attended at least 75% of the aggregate of (a) the total number of the meetings of the Company's Board of Directors during the calendar year in which the option was granted and (b) the total number of meetings held by all committees of the Board of Directors on which the director served during the calendar year in which the option was granted. If the director (optionee) does not attend at least 75% of such meetings, such options shall not be exercisable. In no case may an option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the option if less than 100) during the term of the option. Only whole shares shall be issued pursuant to the exercise of any option.

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     SECTION 7.     Duration of Options.  Except as provided below, each option
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granted under this Plan shall continue in effect for a period of ten years following the date of grant ("Expiration Date"). In the event that an optionee ceases to be a director of the Company for whatever reason, all outstanding options held by such director shall expire on the earlier of the option's original Expiration Date or one year from such director's last day of service as a director.

     SECTION 8.     Nonassignability.  No option shall be assignable or
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transferable by the optionee except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death or, to the extent permitted by Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, without consideration to or on behalf of immediate family members.

     SECTION 9.     Exercise of Option.  Shares may be purchased or acquired
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pursuant to an option granted hereunder only upon receipt by the company of notice of exercise in writing from the optionee, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and, unless in the opinion of counsel satisfactory to the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to, or in connection with, any distribution thereof. On or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the company therefor the full purchase price of said shares in cash, in previously acquired stock of the Company or a combination of cash and previously acquired stock. No shares shall be issued until full payment therefor has been made and a participant shall have none of the rights of a shareholder until shares are issued to such participant.

     SECTION 10.    Changes in Capital Structure.
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          (a) Except as provided in subsection (b) hereof, in the event that the outstanding shares of Common stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, spin-off, combination of shares, or dividend payable in shares, proportionate adjustment shall be made by the Board in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Board shall make proportionate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable as well

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as a corresponding proportionate adjustment in the exercise price per share under each option. Such adjustment, if any, made by the Board shall be final, binding and conclusive.

          (b) In the event of dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, in lieu of providing for options as provided for above in this Section 10, the Board shall provide a 30-day period immediately prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitations on exercisability.

     SECTION 11.    Amendment of Plan.  The Board may at any time and from time
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to time modify or amend this Plan in such respect as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason, provided, however, that except as provided in Section 10 hereof, no change in an option already granted to an optionee shall be made without the written consent of such optionee if such change would adversely affect the rights of such optionee under such option. Unless approved by a vote of shareholders owning not less than a majority of all shares present, or represented, at an annual meeting or a special meeting called for the purpose of such approval, no amendment or change shall be made in the Plan by the Board which would cause the Plan to no longer comply with Rule 16b-3 or any successor rule or other regulatory requirement.

     SECTION 12.    Approvals.  The obligations of the Company under this Plan
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shall be subject to the approval of such state or federal authorities or agencies, if any, as may have jurisdiction in the matter. Shares shall not be issued with respect to an option unless the exercise and the issuance and delivery of the shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability for the nonissuance or sale of such shares. The Board may require any action or agreement by an option holder as may from time to time be necessary to comply with the federal and state securities laws. The Company shall not be obligated to register options, or stock granted or purchased under the Plan.

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     SECTION 13.    Limitation as to Directorship.  Neither the Plan, nor the
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granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that a nonemployee director has a right to continue as a director of the Company for any period of time.

     SECTION 14.    Issue and Transfer Taxes.  The Board may agree to require
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the Company to pay issuance or transfer taxes on shares issued pursuant to the exercise of an option under the Plan.

     SECTION 15.    Holding Period.  Each nonemployee director who exercises
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Options granted under this Plan shall hold the shares of Common Stock acquired upon exercise of such Options for six months after the date on which the each such Option was granted. An individual holding Common Stock acquired hereunder who disposes of such shares prior to the expiration of the six month holding period shall notify the Company in writing prior to such disposition.

     SECTION 16.    Governing Law.  The Plan shall be governed and construed in
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accordance with the internal laws of the state of Washington without reference to the principles of conflicts of law thereof.

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                              FIRST AMENDMENT TO
                                THE PHAMIS INC.
                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


     THIS AMENDMENT to the PHAMIS Inc. 1994 Nonemployee Director Stock Option Plan (the "Plan") is made by PHAMIS Inc. (the "Company") on this ____ day of _________________, 1996, but is to be effective January 1, 1996.


                                   RECITALS:

     WHEREAS, the common stock of the Company is actively traded in a public market and the Company desires to modify the methodology stated in the Plan for determining the fair market value of the Company's stock;

     NOW, THEREFORE, the Plan is hereby amended by restating Section 6(b) as follows:

          (b)  Number of Shares: Exercise Price.  On the Eligibility Date, each
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eligible director shall be granted an option to acquire 1,000 shares of Common
Stock. The exercise price for options granted pursuant to this Section 6 shall be the fair market value of the Common Stock. For the purposes of this Plan, fair market value shall mean, on any given date, the applicable description below unless the Committee otherwise determines in good faith the fair market value of the Stock:

               i. If the Common Stock is traded on the New York Stock Exchange or the American Stock Exchange, the closing price of the Common Stock on such exchange on which such Common Stock is traded on the date as of which fair market value is being determined, or on the next preceding day on which such Common Stock is traded if no Common Stock was traded on such date; or

               ii. If the Common Stock is not traded on the New York Stock Exchange or the American Stock Exchange, but is reported on the NASDAQ National Market System or another NASDAQ Automated Quotation System, and market information is published on a regular basis, then fair market value shall be the closing price of the Common Stock, as so published, on the date as of which fair market value is being determined, or on the next preceding day on which such prices were published if no Common Stock was traded on such date; or

               iii. If market information is not so published on a regular basis, then fair market value shall be the average of the high bid and low asked prices of the Common Stock in the over-the-counter market on the date as of which fair market value is being determined or on the next preceding day on which such high bid and low asked prices were recorded, as reported by a generally accepted reporting service, if no Common Stock was traded on such date; or


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               iv.  If the Common Stock is not publicly traded, fair market value shall be the value determined in good faith by the Board of Directors.


     IN WITNESS WHEREOF, the undersigned authority has executed this amendment on the day and year first written above.

                                  PHAMIS INC.



                                  By:
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                                  Its:
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